Exhibit 99.1 PRESS RELEASE, DATED JULY 8, 2014, OF ENERSYS REGARDING THE AMENDED AND INCREASED CREDIT FACILITY
EnerSys Amends and Increases U.S. Credit Facility
READING, Pa., July 8, 2014 - EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today the amendment to its senior secured credit facility and an increase in the credit facility size to $650 million.
The amended credit facility was increased by $300 million to $650 million and is comprised of a $500 million revolving line of credit and a $150 million incremental term loan. Both the revolver and incremental term loan mature in September 2018 and the current interest rate remains at LIBOR plus 1.25%. The rate can increase based on EnerSys’ leverage ratio of debt to EBITDA as defined in the credit facility. There were $160 million of total outstanding borrowings under the credit facility immediately following the effectiveness of these amendments.
Bank of America Merrill Lynch and Wells Fargo Securities acted as joint lead arrangers and joint book running managers for this transaction. Nineteen banks participated in the syndication, and the facility was again oversubscribed.
"We are pleased to complete this amendment and increase our Credit Facility to $650 million in the current favorable credit market environment," said Michael J. Schmidtlein, senior vice president and chief financial officer of EnerSys. "The increased credit facility borrowing capacity provides additional liquidity for funding the expected conversion of the Convertible Notes in 2015."
For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800-538-3627; Web site: www.enersys.com.
About EnerSys
EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide.  Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles.  Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems.  Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers.  The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.
More information regarding EnerSys can be found at http://www.enersys.com.
Caution Concerning Forward-Looking Statements
This press release and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which may include, but are not limited to, (i) statements regarding EnerSys’ earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions and (ii) statements about the benefits of the amendments to our existing credit facility, including any impact on our financial and operating results that may be realized from these actions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to expected interest rates and commitment availability under the amended credit facility, leverage ratio of debt to EBITDA, sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond EnerSys’ control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the period ended March 31, 2014. No undue reliance should be placed on any forward-looking statements.